EXHIBIT 7--CONSENT

                                                    Emmet, Marvin & Martin, LLP
                                                    Counselors at Law
                                                    9 Old Kings Highway South
                                                    P. O. Box 1106
                                                    Darien, Connecticut  06820
                                                    (203) 662-0812
                                                    Fax: (203) 655-2882

Association for Investment in
United States Guaranteed Assets, Inc.
P. O. Box 4183
Stamford, CT  06907

Dear Sirs:

         Referring to the Post Effective Amendment to Form S-1 in (file #2-63910) filed by Association for Investment in United States Guaranteed Assets, Inc., (hereinafter called "USGA"), with the Securities and Exchange Commission, relating to $30,018.162 face amount of USGA, Series 28 single payment certificates, it is our opinion that:

         1. USGA is duly organized and existing under the laws Of the State of Maryland.

         2. USGA's issuance of the Series 28 Certificates on the terms set forth in such registration statement has been duly authorized by its Board of Directors and these Certificates are valid, legal and binding obligations of the company according to their terms.

         We hereby consent to the use of this opinion in the above-mentioned Post Effective Amendment to Form S-1.

                                            Very truly yours,


                                            Joseph B. Breen

JBB:bw